Exhibit 5.1

July 7, 2021

Belpointe PREP, LLC
255 Glenville Road
Greenwich, Connecticut 06831

Ladies and Gentlemen:

We have acted as counsel to Belpointe PREP, LLC, a Delaware limited liability company (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-4 of the Company (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to Class A units representing limited liability company interests of the Company (the “Class A units”), to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of April 21, 2021, by and among the Company, BREIT Merger, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, and Belpointe REIT, Inc., a Maryland corporation (the “Merger Agreement”).

For the purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement, the Certificate of Formation, and the Amended and Restated Limited Liability Company Operating Agreement of the Company. We have also examined the originals, or duplicates or certified or conformed copies, of such limited liability company records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals, and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Class A units to be issued by the Company pursuant to the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Class A units have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Class A units will be validly issued, fully paid, and nonassessable.

Citrin Cooperman & Company, LLP July 7, 2021 Page 2 of 2

This opinion is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing. We have not considered, and we express no opinion as to, any law other than the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related prospectus/offer to exchange contained therein as the attorneys who passed upon the legality of the Class A units and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

Sugar Felsenthal Grais & Helsinger LLP

/s/ Sugar Felsenthal Grais & Helsinger LLP